UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The NASDAQ Stock Market LLC
Warrants	HSCSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement and Promissory Note

On January 13, 2026, HeartSciences Inc. (the “Company” entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, an institutional investor (“Streeterville”), pursuant to which Streeterville purchased from the Company an unsecured promissory note in the amount of $3,605,000 (the “Note”), which included an original issue discount of $600,000 (the “OID”) and reimbursement of Streeterville’s transaction expenses of $5,000, for gross proceeds to the Company of $3,000,000.

The Note bears interest at a rate of 12% per annum and matures 18 months after its issuance date. From time to time, beginning six months after issuance, Streeterville may require the Company to redeem a portion of the Note, not to exceed an amount of $405,000 per month. In the event the Company has not reduced the outstanding balance under the Note by at least $1,250,000.00 by the 12-month anniversary of the Note issuance date, then the outstanding balance of the Note at such time will automatically increase by 5%. Subject to the terms and conditions set forth in the Note, the Company may prepay all or any portion of the outstanding balance of the Note at any time.

The Note Purchase Agreement and the Note contain customary agreements, affirmative and restrictive covenants, representations and warranties and customary events of default, including if the Company undertakes a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent, subject to certain exceptions as provided in the Note. As described in the Note, upon the occurrence of certain events of default, the outstanding balance of the Note will become automatically due and payable. Additionally, upon an event of default described in the Note (i.e., the failure to pay amounts under the Note when due or to observe any covenant under the Note Purchase Agreement), the outstanding balance of the Note automatically increases to the lesser of 18% or the maximum rate permitted by law.

The Note Purchase Agreement provides for indemnification of Streeterville and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Note Purchase Agreement.

The description of the Note Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by the full text of the Note Purchase Agreement and the Note, copies of which are filed herewith as Exhibits 10.1, and 10.2, respectively, and which are incorporated herein by reference.

The representations, warranties and covenants contained in the Note Purchase Agreement and the Note were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to exceptions and limitations agreed upon by the contracting parties. Accordingly, the Note Purchase Agreement and the Note are incorporated herein by reference only to provide investors with information regarding the terms of such agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 above is incorporated by reference in this Item 3.02. The Company issued the Note to Streeterville in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by Streeterville, including representations with respect to its status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Streeterville’s investment intent.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1*	Note Purchase Agreement, by and between the Company and Streeterville Capital, LLC dated January 13, 2026.
10.2*	Promissory Note dated January 13, 2026.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartSciences Inc.

Date: January 16, 2026	By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

3